UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2013

AFH ACQUISITION VII, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53076	32-0217153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9595 Wilshire Blvd., Suite 700, Beverly Hills, CA 90212

(Address of Principal Executive Offices)

(310) 492-9898

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2013, the board of directors (the “Board”) of AFH Acquisition VII, Inc. (the “Company”), by written consent to action and pursuant to the Company’s Amended and Restated Bylaws, appointed Mr. Roger Jenkins as a member of the Board. Mr. Roger’s compensation for his services to the Company shall be determined by the Board with the assistance of a compensation expert. The Company will reimburse Mr. Roger for all reasonable expenses incurred in connection with his service to the Company. The Agreement contains customary non-competition and non-solicitation provisions that extend to two years after termination of Mr. Roger employment with the Company Mr. Roger also agreed to customary terms regarding confidentiality and ownership of product ideas.

Roger Jenkins is a Financier. He also advises BTG Pactual, a leading Brazilian investment bank. He was until December 2012 a member of the Global Management Committee and was a member of the Investment Committee of the newly raised $1.5bn private equity fund. BTG Pactual undertook an Initial Public Offering in April 2012.

Mr. Jenkins started his career as an economist at B.P in 1977 and joined Barclays Bank International in 1978 on their graduate training programme. In 1983, he worked in the Treasury of the Barclays Bank. He moved to New York and joined Barclays Merchant Bank where he was appointed Head of Private Placements. In 1987, he moved to Kleinwort Benson as Head of Global Placements, Equity, Debt and Bank Syndications in New York and joined the Board of Kleinwort Benson in 1989. In 1994, he re-joined Barclays heading up Structured Capital Markets and in 1997 became a member of the six-person Executive Committee of Barclays Capital. In 2005, he was additionally appointed Head of Barclays Private Equity, one of Europe's leading mid-market private equity investors managing in the region of $5bn. In 2006, he was appointed Non-Executive Director of Absa Group Limited, South Africa, a wholly owned subsidiary of Barclays Bank. In 2007, he established, as part of the Private Equity platform at Barclays, the Natural Resource Principal Investing Group which committed $1bn of capital during that period.

Mr. Jenkins holds a BA (Hons) in Economics and International Finance (Hons) from Heriot-Watt University, Edinburgh and obtained an A.C.I.B., Dip FS from the Institute of Bankers.

There are no family relationships between Mr. Jenkins and any of the Company’s directors or executive officers. The Company has not entered into any transactions with Mr. Jenkins that are reportable pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2013

AFH ACQUISITION VII, INC.

By:	/s/ Amir F. Heshmatpour
Name:	Amir F. Heshmatpour
Title:	President, Secretary,
Chief Financial Officer and Director